Amendment To

Transfer Agency Services Agreement

This Amendment To Transfer Agency Services Agreement, dated as of December 19, 2014 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Aston Funds (the “Fund”) and the Portfolios of the Fund.

Background

BNYM (in some cases under its former names PFPC Inc. or PNC Global Investment Servicing (U.S.) Inc.) and the Fund previously entered into the Transfer Agency Services Agreement, dated as of April 1, 2000, and into amendments thereto (“Current Agreement”). The parties wish to add ASTON/ Fairpointe Focused Equity Fund and ASTON/TAMRO International Small Cap Fund and amend the Current Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)	The words “PFPC Inc.” and “PNC Global Investment Servicing (U.S.) Inc.” shall be deleted each place they appear and replaced in their entirety with the words “BNY Mellon Investment Servicing (US) Inc.”; the defined terms “PFPC”, “PNC” and “BNY Mellon” shall be deleted each place they appear and replaced in their entirety with “BNYM”; and each reference to “PNC Bank Corp.” shall be deleted each place it appears and replaced with “The Bank of New York Mellon Corporation”.

(b)	Exhibit A shall be deleted in its entirety and replaced with the Exhibit A attached to this Amendment.

(c)	Exhibit B shall be deleted in its entirety and replaced with the Exhibit B attached to this Amendment.

2. Adoption of Amended Agreement by Portfolios. Each Portfolio acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Portfolio” has the same meaning in this Amendment as it has in the Current Agreement.

3. Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4. Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

5. Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6. Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ William Greilich

Name: William Greilich

Title: Managing Director

Aston Funds

On behalf of each Portfolio, Severally and Not Jointly

By: /s/ Gerald Dillenburg

Name: Gerald Dillenburg

Title: Senior Vice President and Secretary

EXHIBIT A

(Dated: December December 19, 2014)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of April 1, 2000 between BNY Mellon Investment Servicing (US) Inc. and Aston Funds.

PORTFOLIOS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Anchor Capital Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/LMCG Emerging Markets Fund

ASTON/Pictet International Fund

ASTON/Guardian Capital Global Dividend Fund

ASTON/Fairpointe Focused Equity Fund

ASTON/TAMRO International Small Cap Fund

Exhibit B

(to the Transfer Agency Services Agreement dated as of April 1, 2000)

Name	Date
Transfer Agency Service Fees	4/1/00
Amendment No. 1 To Transfer Agency Services Agreement	6/30/00
Amendment No. 2 To Transfer Agency Services Agreement	11/30/00
Amendment No. 3 To Transfer Agency Services Agreement	9/27/01
Amendment To The Transfer Agency Services Agreement for Wrap Program Services	12/14/01
Amendment No. 4 To Transfer Agency Services Agreement	12/31/01
Amendment No. 5 To Transfer Agency Services Agreement	6/17/02
Anti-Money Laundering And Privacy Amendment	7/24/02
Amendment No. 6 To Transfer Agency Services Agreement	10/18/02
Revised Exhibit A To The Transfer Agency Services Agreement	6/30/03
Customer Identification Services Amendment	10/1/03
Compliance Support Services Amendment	10/21/04
Amendment to the Transfer Agency Services Agreement	3/31/05
Transfer Agency Service Fees	4/1/05
Revised Exhibit A To The Transfer Agency Services Agreement	6/28/05
Amendment to the Transfer Agency Services Agreement	12/30/05
Amendment to the Transfer Agency Services Agreement	3/31/06
Form of Section 312 Foreign Financial Institution Amendment	7/1/06
Amended Exhibit 1	10/5/06
Revised Exhibit A To The Transfer Agency Services Agreement	12/28/06
Letter re Termination of the Amendment to the Transfer Agency Services Agreement for Wrap Program Services	2/16/07
Amendment to Transfer Agency Services Agreement	3/19/07
Revised Exhibit A To The Transfer Agency Services Agreement	3/29/07
Revised Exhibit A To The Transfer Agency Services Agreement	7/20/07
Revised Exhibit A To The Transfer Agency Services Agreement	11/1/07
Revised Exhibit A To The Transfer Agency Services Agreement	9/25/08
Revised Exhibit A To The Transfer Agency Services Agreement	3/30/09
Red Flags Services Amendment to Transfer Agency Services Agreement	6/1/09
Amendment to the Transfer Agency Services Agreement	12/18/09
Revised Exhibit A To The Transfer Agency Services Agreement	3/30/10
Revised Exhibit A To The Transfer Agency Services Agreement	11/1/10
Revised Exhibit A To The Transfer Agency Services Agreement	12/28/10
Revised Exhibit A To The Transfer Agency Services Agreement	12/29/10
Revised Exhibit A To The Transfer Agency Services Agreement	7/13/11
Revised Exhibit A To The Transfer Agency Services Agreement	12/21/11
Revised Exhibit A To The Transfer Agency Services Agreement	6/22/12
Amendment To Transfer Agency Services Agreement	7/1/12
Amended and Restated Transfer Agency Service Fees	7/1/12
Amended And Restated Exhibit A To The Transfer Agency Services Agreement	3/26/13
Amended And Restated Exhibit A To The Transfer Agency Services Agreement	3/28/14
Amendment to the Transfer Agency Services Agreement	12/19/14